Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE AND

FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K of Millennium Bankshares Corporation (the “Company”) for the year ended December 31, 2006, I, Dale G. Phelps, Principal Executive and Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-K for the period ended December 31, 2006, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-K for the period ended December 31, 2006, fairly presents, in all material respects, the consolidated financial condition and results of Millennium Bankshares Corporation and its subsidiaries as of, and for, the periods presented in such Form 10-K.

Date: April 12, 2007	/s/ Dale G. Phelps
Dale G. Phelps
Principal Executive and Financial Officer